Exhibit 10.1

AMENDMENT Number four TO Second

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT and waiver

This AMENDMENT NUMBER FOUR TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is dated as of October 12, 2023 (the “Effective Date”), and is entered into by and among VINTAGE WINE ESTATES, INC., a Nevada corporation (“Holdings”), VINTAGE WINE ESTATES, INC., a California corporation (“Borrower Agent”), each Subsidiary of Borrower Agent party to this Amendment (together with Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the Lenders party to this Amendment, and BMO BANK N.A., as successor in interest to BANK OF THE WEST (“BMO”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

RECITALS

WHEREAS, Holdings, Borrowers, the Lenders, and the Agent are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of December 13, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”).

WHEREAS, Holdings and Borrowers have informed Agent and the Lenders of their intention to restate the unaudited consolidated financial statements for the Fiscal Quarters ended September 30, 2022, December 31, 2022, March 31, 2023 and June 30, 2023.

WHEREAS, certain Events of Default may have occurred arising from, with respect to or otherwise related to the financial statements previously delivered with respect to such periods, the financial condition of Holdings and its Subsidiaries for such periods and related matters, including, without limitation (i) Holdings’ and its Subsidiaries’ failure to be in compliance with the minimum Fixed Charge Coverage Ratio covenant and the maximum Debt to Capitalization Ratio covenant under Section 10.3.1 and Section 10.3.2 of the Loan Agreement, respectively, as of the end of such Fiscal Quarters, (ii) Holdings’ and its Subsidiaries’ failure to deliver substantially accurate unaudited consolidated financial statements under Section 10.1.2(c) of the Loan Agreement and Compliance Certificates under Section 10.1.2(d) for such Fiscal Quarters, (iii) any possible misrepresentations made or deemed made by Holdings or any of its Subsidiaries under the Loan Agreement or any other Loan Document related to any of the foregoing and (iv) Holdings and its Subsidiaries’ failure to provide Agent and the Lenders with written notice of any Event of Default described in clauses (i) – (iii) pursuant to Section 10.1.3 of the Loan Agreement (the Events of Default described in clauses (i) – (iv), collectively, the “Existing Events of Default”).

WHEREAS, Holdings and Borrowers have requested that Required Lenders waive the Existing Events of Default.

WHEREAS, Agent and Required Lenders have agreed to waive the Existing Events of Default subject to Holdings and Borrowers agreeing to certain amendments to the Loan Agreement as set forth in more detail below.

BN 78147568v17

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.
DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
2.
AMENDMENT. Effective as of the Effective Date of this Amendment, the Loan Agreement is amended in the following respects:
2.1
Add Definitions of “Amendment No. 4 Closing Date”, “Availability Block”, “Covenant Modification Period”, “Curative Equity”, “Cure Expiration Date”, “Financial Covenant Default”, “Financial Covenants”, “Liquidity”, “Test Period”, “13-Week Forecast” and “Transaction”. Section 1.1 of the Loan Agreement is hereby amended by adding the defined terms “Amendment No. 4 Closing Date”, “Availability Block”, “Covenant Modification Period”, “Curative Equity”, “Cure Expiration Date”, “Financial Covenant Default”, Financial Covenants”, “Liquidity”, Test Period”, “13-Week Forecast” and “Transaction” in the appropriate alphabetical order:

Amendment No. 4 Closing Date: October 12, 2023.

Availability Block: means (a) $15,000,000 during the months of February through September of each year, and (b) $10,000,000 during the months of October of any year through January of the following year.

Covenant Modification Period: the period commencing on July 1, 2023, and continuing up to and including December 31, 2024.

Curative Equity: means the net amount of proceeds received by the Borrowers or Holdings from issuances of Equity Interests (or capital contributions in respect thereof) or Subordinated Debt (which Subordinated Debt shall not permit cash payments of interest or principal until Full Payment of the Obligations) in immediately available funds and which are designated “Curative Equity” by such Borrower under Section 10.3.4 at the time it is contributed. For the avoidance of doubt, the forgiveness of antecedent debt (whether Debt, trade payables, or otherwise) shall not constitute Curative Equity.

Cure Expiration Date: as defined in Section 10.3.4(a).

Financial Covenant Default: as defined in Section 10.3.10.3.44(a).

Financial Covenants: the financial covenants set forth in Section 10.3.1, Section 10.3.2, and Section 10.3.3.

Liquidity: as of the date of determination, Availability plus unrestricted (other than restrictions in deposit account control agreements in favor of Agent) cash and Cash Equivalents of Holdings and its Subsidiaries on such date of determination so long as such cash and Cash Equivalents are subject to control agreements in favor of the Agent.

BN 78147568v17

Test Period: at any date of determination, the most recently completed four consecutive Fiscal Quarters of the Holdings ending on or prior to such date for which financial statements have been (or are required to be) delivered to the Agent pursuant to Section 10.1.2(a) or Section 10.1.2(c).

13-Week Forecast: a 13 week consolidated cash flow forecast for the Borrowers in a weekly format commencing on October 23, 2023, in form and content satisfactory to Agent, together with a comparison report of Borrowers’ actual results for the immediately preceding two week period compared to the cash flow forecast for such two week period (for the avoidance of doubt, the initial 13-week consolidated cash flow forecast shall not include a comparison report of Borrowers’ actual results for the immediately preceding two week period).

Transaction: has the meaning set forth in Borrowers’ 2024 Business Optimization Plan.

2.2
Amend Definition of “Applicable Margin”. The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Applicable Margin: the per annum margin set forth below, subject to the terms and conditions set forth in this definition:

Time Period	Revolver Loans		Unused Line Fee Rate for Revolver Loans	Term Loan, Equipment Loan, Capital Expenditure Loans and Delayed Draw Term Loans		Unused Line Fee Rate for Term Loans and Delayed Draw Term Loans
	SOFR	Adjusted Base Rate		SOFR	Adjusted Base Rate
Amendment No. 4 Closing Date up to and including June 30, 2024 (or thereafter as described below)*	3.00%	2.00%	0.20%	3.00%	2.00%	0.25%

BN 78147568v17

July 1, 2024, up to and December 31, 2024 (or thereafter as described below)*	3.75%	2.75%	0.20%	3.75%	2.75%	0.25%
January 1, 2025, up to and including Full Payment of all Obligations and termination of Loan Documents*	4.50%	3.50%	0.20%	4.50%	3.50%	0.25%

*Following the Amendment No. 4 Closing Date, if the Term Loans are prepaid by not less than $20,000,000 by no later than June 30, 2024 (the “First Prepayment Date”), which may be from proceeds of Permitted Asset Dispositions, then the 0.75% increase in the Applicable Margin on July 1, 2024, will not be implemented and the Applicable Margin in effect immediately prior to such date shall remain in effect. Following Amendment No. 4 Closing Date, if the Term Loans are prepaid by not less than $45,000,000 (including amounts, if any, that were paid prior to the First Prepayment Date), which may be from proceeds of Permitted Asset Dispositions, then the 0.75% increase in the Applicable Margin on January 1, 2025, will not be implemented and the Applicable Margin in effect immediately prior to such date shall remain in effect. For the avoidance of doubt, if the Applicable Margin is increased 0.75% on July 1, 2024, such increase shall not be reversed, even if the aggregate amount of Term Loan prepayments equals or exceeds $45,000,000 by December 31, 2024.

2.3
Amend Definition of “Adjusted EBITDA”. The definition of “Adjusted EBITDA” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Adjusted EBITDA: for any applicable period, and determined on a consolidated basis for Holdings and its Subsidiaries, shall be the sum of:

(a)
Consolidated Net Income, plus
(b)
without duplication, the sum of the following for such applicable period (to the extent deducted in determining Consolidated Net Income for such period)
i.
consolidated interest expense;

BN 78147568v17

ii.
provision for federal, state, local and foreign income tax (or similar taxes imposed in lieu of income tax) expenses;
iii.
all amounts attributable to depreciation and amortization of assets;
iv.
non-cash expenses, losses and charges (including any charges resulting from purchase accounting (including step-ups in basis for inventory and other assets)), mark-to-market adjustments of Swap Contracts, LIFO adjustment reserves or the non-cash write-off or write-down of goodwill, intangibles and long-lived assets), excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period;
v.
(a) non-recurring or extraordinary expenses, losses and charges and (b) restructuring and other business optimization expenses (including, without limitation, recruiting expenses and signing costs, retention, relocation, transaction and completion bonuses, costs of inventory optimization programs, re-branding and software, IT and website development expenses, costs and expenses associated with severance and other workforce reduction expenses and associated benefit costs, transition expenses (including temporary duplicative salary expense)), consulting fees and expenses and other expenses associated with the consolidation or closure of facility operations or lines of business or the restructuring or integration of business units, shall not exceed $10,000,000 in Fiscal Year 2024; provided that the aggregate amount of all addbacks pursuant to this clause (v), together with clause (xiv)(y) below, shall not exceed $15,000,000 in Fiscal Year 2024 and 15% of Adjusted EBITDA each Fiscal Year thereafter (calculated after giving effect to all addbacks and adjustments in the calculation of Adjusted EBITDA);
vi.
[reserved]
vii.
with respect to the Transactions, any Permitted Acquisition or other permitted investment, permitted disposition, equity issuance, dividend, recapitalization, consolidation, restructuring, any casualty or condemnation events, or any incurrence, extension, renewal, refinancing, repayment, prepayment or exchange of Indebtedness permitted to be incurred hereunder including the Transactions, and to any amendment or modification to the terms of any of the foregoing transactions, in each case whether or not consummated, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by any Borrower or any of its Subsidiaries;
viii.
non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges,

BN 78147568v17

arising from the sale or issuance of equity interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such equity interests, stock option, stock appreciation rights, or similar arrangements), provided that any cash payment made with respect to any non-cash items added back in computing Adjusted EBITDA for any prior period pursuant to this clause (viii) shall be subtracted in computing Adjusted EBITDA for the period in which such cash payment is made;
ix.
(a) losses and charges from discontinued operations and from asset sales including up to $7,500,000 in Fiscal Year 2024 related to inventory and stock-keeping unit rationalization initiatives and (b) any losses and charges for such period attributable to early extinguishment of indebtedness;
x.
(a) any proceeds of business interruption insurance actually received during such period (to the extent not included in Consolidated Net Income for any reason) and (b) charges, losses or expenses to the extent indemnified or insured or reimbursed or reimbursable by a third party to the extent actually reimbursed or reasonably expected by the Borrowers to be reimbursed within the next four (4) fiscal quarters (it being understood that to the extent such proceeds are not actually received within such four (4) fiscal quarter period, such proceeds shall be deducted in calculating Adjusted EBITDA for such fiscal quarters), including the reimbursement of salaries (or any portion thereof);
xi.
any earn-out obligations accrued during such period (including all other accrued items); provided that any cash payment made with respect to any non-cash items added back in computing Adjusted EBITDA for any prior period pursuant to this clause (xi) shall be subtracted in computing Adjusted EBITDA for the period in which such cash payment is made other than with respect to $1,500,000 net working capital accrual recorded in June 2023 related to prior period acquisitions costs;
xii.
any fees, costs and expenses incurred in connection with the implementation of ASC 606 and any non-cash charge resulting from the application of ASC 606;
xiii.
reserved;
xiv.
pro forma adjustments, including “run rate” cost savings, operating expense reductions, operating improvements and other synergies related to (x) the Transactions or (y) mergers and other business combinations, acquisitions, divestitures, restructurings, insourcing

BN 78147568v17

initiatives, cost savings initiatives, business optimization initiatives, operational changes and other similar initiatives (which, in each case of clauses (x) and (y), may have been undertaken or implemented prior to the consummation of the Transactions (including, for the avoidance of doubt, prior the Closing Date) or other applicable transaction), in each case, projected by the Borrowers in good faith to result from actions either taken or expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrowers) within twelve months after the consummation of the Transactions or other applicable transaction, so long as such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable and factually supportable, in each case, net of the amount of cost savings, operating expense reductions, operating improvements and other synergies actually realized as a result thereof during the applicable period shall not exceed $10,000,000 in Fiscal Year 2024; provided that the aggregate amount of all addbacks pursuant to clause (xiv)(y) together with any addbacks and adjustments pursuant to clause (v) above, shall not exceed $15,000,000 in Fiscal Year 2024 and 15% of Adjusted EBITDA each Fiscal Year thereafter (calculated after giving effect to all addbacks and adjustments in the calculation of Adjusted EBITDA);
xv.
unrealized foreign exchange losses or charges resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet;
xvi.
up to $10,000,000 in Public Company Costs, minus
(c)
without duplication, the sum of the following for such applicable period
i.
nonrecurring and extraordinary gains, and gains from asset sales (to the extent included in determining Consolidated Net Income);
ii.
any gains attributable to the early extinguishment of Indebtedness;
iii.
any unrealized gains for such period attributable to the application of “mark-to-market” accounting in respect of Swap Contracts; and
iv.
unrealized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet;

provided, that for purposes of calculating Adjusted EBITDA for any period that the Borrowers and their Subsidiaries have consummated a Permitted Acquisition or the Transaction, Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto.

BN 78147568v17

2.4
Amend Definition of “Borrowing Base”. The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the Availability Block, minus the Availability Reserve then in effect; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus the Permitted Acquisition Inventory Amount (but without duplication of the Inventory Formula Amount), minus the Availability Block, minus the Availability Reserve then in effect.

2.5
Amend Definition of “Permitted Asset Disposition”.
A.
Clause (n) of the definition of “Permitted Asset Disposition” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(n) so long as no Event of Default has occurred and is continuing, an Asset Disposition of any Primary Term Loan Collateral constituting Real Estate; provided, that either (i) the aggregate original appraised “as-is” fair market value (which was used to determine the Term Loan Formula Amount) of all such Real Estate sold under this clause (n), other than Real Property subject to (ii) below, shall not exceed twenty-five (25%) of the aggregate original appraised “as-is” fair market value (which was used to determine the Term Loan Formula Amount) of all Primary Term Loan Collateral constituting Real Estate, or (ii) the Real Property sold under this clause (n) is listed on Schedule 1(N) to this Agreement;

B.
Schedule 1(N) attached to this Amendment is deemed to be added to the Loan Agreement.
C.
The definition of “Permitted Asset Disposition” in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting “or” at the end of (n) thereof, (ii) replacing “.” with “; or” at the end of clause (o) thereof and (iii) inserting the new clause (p) immediately after clause (o) thereof:

(p) sales of personal property associated with Real Estate sold in reliance of clause (n)(ii) above that are (i) tangible personal property located on such Real Estate, and (ii) are intangible personal property that are uniquely associated with such Real Estate; provided that (x) such sales of personal property shall not include Accounts, and (y) for the purpose of any calculation with respect to related mandatory prepayments, the portion of the purchase price for such Real Estate and personal property (collectively) that is attributed to the Real Estate shall not be less than its original appraised “as-is” fair market value which was used to determine the Term Loan Formula Amount (or, if such aggregate purchase price is less than such appraised value, no less than 75% of such appraised value).

2.6
Amend Provisions Related to Permitted Acquisitions.

BN 78147568v17

A.
Amend Definition of “Permitted Acquisition”. The first line of the definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement is hereby amended and replaced with the following:

Permitted Acquisition: any Acquisition approved by the Required Lenders and satisfying each of the following:

B.
Amend Definition of “Restricted Investment” with respect to Permitted Acquisitions. Clause (o) in the definition of “Restricted Investment” in Section 1.1 of the Loan Agreement is hereby amended and replaced with the following:

(o) [reserved] (for the avoidance of doubt, no Acquisitions, including Permitted Acquisitions, shall be permitted prior to (A) the later of (i) the Revolver Termination Date, and (ii) the Term Loan Maturity Date), and (B) the Full Payment of all Obligations.

C.
Amend Permitted Debt with respect to Permitted Acquisitions. Clause (o) of Section 10.2.1 of the Loan Agreement is hereby amended and replaced with the following:

(o) Debt incurred by a Borrower or any of its Subsidiaries arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, in connection with Permitted Acquisitions approved by Required Lenders or dispositions of any business, asset or Subsidiary of Borrower or any of its Subsidiaries that are permitted under the Loan Documents.

D.
Amend Permitted Liens with respect to Permitted Acquisitions. Clause (x) of Section 10.2.2 of the Loan Agreement is hereby amended and replaced with the following:

(x) Liens on property in existence at the time such property is acquired pursuant to a Permitted Acquisition approved by the Required Lenders or on such property of a Subsidiary of an Obligor in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition approved by the Required Lenders; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Obligor or any Subsidiary;

2.7
Amend Definition of “Trigger Period”. The definition of “Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Trigger Period: means the period (a) commencing on the date that (i) an Event of Default occurs or (ii) for a period of five (5) or more consecutive Business Days, Availability is less than the greater of (x) $20,000,000, or (y) 10.0% of the Borrowing Base; and (b) continuing until a period of thirty (30) consecutive days has elapsed, during which at all times (i) no Event of Default exists and (ii) Availability is more than the greater of (x) $20,000,000, or (y) 10.0% of the Borrowing Base.

BN 78147568v17

2.8
Reduction of DDTL Commitments and Revolver Commitments. The DDTL Commitments and the Revolver Commitments are reduced to the aggregate principal amounts amount shown on Schedule 1.1 attached to this Amendment. The Schedule 1.1 attached to the Loan Agreement is replaced with the Schedule 1.1 attached to this Amendment. For the avoidance of doubt, as of the Amendment No. 4 Closing Date, $9,917,444.00 of unused availability remains under the DDTL Commitments.
2.9
Restriction of Incremental Facilities During Covenant Modification Period. Notwithstanding the provisions of Section 2.1.7 of the Loan Agreement to the contrary, during the Covenant Modification Period Borrowers may not request an increase in the Revolver Commitments or an additional term loan commitment. For the avoidance of doubt, the provisions of Section 2.1.7 shall be suspended during the Covenant Modification Period.
2.10
Restriction on Additional DDTLs. Section 2.6.1 of the Loan Agreement is hereby amended by adding the following sentence at the end of such section:

Notwithstanding the foregoing, following the Amendment No. 4 Closing Date, all requests for a DDTL shall require the approval of the Required Lenders, in addition to all other conditions for making a DDTL.

2.11
Add Required Mandatory Prepayments of Term Loans. Section 5.4.1 of the Loan Agreement is hereby amended and replaced with the following:

5.4.1 Notwithstanding anything herein to the contrary and in addition to the scheduled amortization payments of the Term Loans but less any mandatory prepayments made pursuant to Section 5.4.2 or Section 5.4.3 on or after the Amendment No. 4 Closing Date (but prior to such scheduled mandatory prepayments), Borrower shall make the following mandatory prepayments of the Term Loans which shall be applied to the remaining installments of the Term Loans on a pro rata basis in inverse order of maturity: (i) $10,000,000 by no later than March 31, 2024, (ii) $20,000,000 (inclusive of amounts paid under clause (i) above) by no later than June 30, 2024, and (iii) $45,000,000 (inclusive of amounts paid under clauses (i) and (ii) above) by no later than December 31, 2024. For the avoidance of doubt, the amount of any mandatory prepayments made under Section 5.4.2 or 5.4.3 on or after the Amendment No. 4 Closing Date (but prior to such scheduled mandatory prepayments) shall reduce the amount of mandatory prepayments required to be made under this Section 5.4.1 on a dollar-for-dollar basis.

2.12
Amend Mandatory Prepayments Provision for Sales of Real Estate. Section 5.4.3 of the Loan Agreement is hereby amended and replaced with the following:

5.4.3. Notwithstanding anything to the contrary in Section 5.4.2, within five (5) Business Days of receipt of the Net Proceeds of any sale or other disposition of Real Estate pursuant to clause (n) of the definition of “Permitted Asset Disposition”, Borrowers shall repay the outstanding balance of the Term Loans in an amount equal to 75% of the original appraised “as-is” fair market value (which was used to determine the Term Loan Formula Amount) of such Real Estate, less

BN 78147568v17

any scheduled amortization payments already made, and any excess Net Proceeds of such Permitted Asset Disposition shall be applied, at the Borrowers’ option, to either (i) prepay the then-outstanding principal balance of Revolver Loans pro rata (without a permanent reduction of the Revolver Commitments) or (ii) prepay the outstanding principal balance of the Term Loans pro rata;

2.13
Add Required Mandatory Prepayments for Excess Cash. The existing Section 5.4.9 of the Loan Agreement is hereby re-numbered to be Section 5.4.10, and the following new Section 5.4.9 is hereby added to the Loan Agreement in its entirety to read as follows:

5.4.9 Notwithstanding anything herein to the contrary, if any balance sheet furnished to Agent pursuant to Section 10.1.2 reflects that Borrower maintains cash in excess of $20,000,000, then Borrower shall, promptly, but in no event later than two (2) Business Days following delivery of such financial statements to Agent, prepay the Obligations in an amount equal to such excess cash balance;

2.14
Amend Mandatory Prepayments Waterfall Provision.
A.
The lead-in paragraph to Section 5.4.10 (formerly Section 5.4.9) of the Loan Agreement is hereby amended and replaced with the following:

5.4.10. Other than with respect to mandatory prepayments pursuant to Sections 5.4.1, 5.4.3, 5.4.4, 5.4.7 and 5.4.8, notwithstanding anything else to the contrary contained herein:

B.
Clause (a)(i) of Section 5.4.10 (formerly Section 5.4.9) of the Loan Agreement is hereby amended and replaced with the following:

(i) FIRST, to the then-outstanding principal balance of the Revolver Loans (without a permanent reduction of the Revolver Commitments), the Term Loan, the Capital Expenditure Loans, the Equipment Loan and the DDTLs, pro rata in inverse order of maturity with respect to the Term Loan, the Capital Expenditure Loans, the Equipment Loan and the DDTLs; provided, that to the extent the outstanding Revolver Loans, Term Loan, Capital Expenditure Loans, Equipment Loan and DDTLs include Adjusted Base Rate Loans and SOFR Loans, the mandatory prepayments shall first be applied to the Adjusted Base Rate Loans and remaining balance shall be held as cash collateral in Cash Collateral Account until the end of the Interest Periods applicable to such outstanding SOFR Loans and then shall be applied to such SOFR Loans;

2.15
Add Monthly Reporting of Rolling 13-Week Forecast. Clause (b) of Section 10.1.2 of the Loan Agreement is hereby amended and replaced with the following:

(b) on the first Business Day of each consecutive two week period, commencing on October 23, 2023, Borrower Agent shall deliver to Agent a 13-Week Forecast for the 13 week period commencing on the first Business Day of such two week period.

BN 78147568v17

2.16
Add Quarterly Update Calls with Lenders. A new Section 10.1.15 is added to the Loan Agreement as follows:

10.1.15 Quarterly Update Calls. Within fifteen (15) Business Days following each release by Holdings of its quarterly earnings report, or more frequently as may be reasonably requested by Agent, Holdings shall host an update call with Agent and not less than three (3) Business Days prior to the scheduled date for each such call Holdings shall issue to Agent a comparison of actual results to the projections delivered to Agent pursuant to Section 10.1.2(h) for such period.

2.17
Updated Financial Covenants. Section 10.3 of the Loan Agreement is deleted and is replaced with the following:

10.3 Financial Covenants. Until Full Payment of the Obligations and for the periods set forth below, Holdings and its Subsidiaries on a consolidated basis shall maintain as of the date of determination (and to be certified by a Senior Officer of Borrower Agent in the Compliance Certificate provided in accordance with Section 10.1.2(d)):

10.3.1
Minimum Fixed Charge Coverage Ratio. Commencing with the Fiscal Quarter ending September 30, 2024, Fixed Charge Coverage Ratio measured at the end of each Fiscal Quarter of at least (i) 1.00:1.00 for the Fiscal Quarters ending September 30, 2024, and December 31, 2024, and (ii) 1.10:1.00 for the Fiscal Quarter ending March 31, 2025, and for each Fiscal Quarter thereafter.
10.3.2
Minimum Liquidity. As of the last day of each Fiscal Quarter during the Covenant Modification Period, Liquidity of not less than $25,000,000; provided, however as of the last day of the Fiscal Quarters ending December 31, 2023, and December 31, 2024, the minimum Liquidity shall be not less than $15,000,000.
10.3.3
Minimum EBITDA. (a) For Fiscal Year 2024, Adjusted EBITDA of not less than (i) $4,000,000 for the Fiscal Quarter ending September 30, 2023, (ii) $17,000,000 for the two Fiscal Quarter period ending December 31, 2023, (iii) $27,000,000 for the three Fiscal Quarter period ending March 31, 2024, and (iv) $34,000,000 for the four Fiscal Quarter period ending June 30, 2024, and (b) commencing with Fiscal Quarter ending September 30, 2024, and continuing as of the end of each Fiscal Quarter thereafter, measured for the four consecutive Fiscal Quarters then ended, TTM EBITDA of at least $35,000,000.
10.3.4
Curative Equity.
(a)
Subject to the limitations set forth in clause (d) below, any holder of Equity Interests of any Borrower or any direct or indirect parent of the Borrower Agent shall have the right to cure (and shall be deemed to have cured) an Event of Default arising out of a breach of any Financial Covenant (any such breach a “Financial Covenant Default”) if Borrowers receive the cash proceeds of an investment of Curative Equity within fifteen (15)

BN 78147568v17

Business Days after the date on which the financial statements referred to in Section 10.1.2(a)Error! Reference source not found. are required to be delivered in respect of the Test Period for which such financial covenant is being measured in accordance with Section 10.1.2 (the “Cure Expiration Date”).
(b)
Borrower Agent shall promptly notify Agent of its receipt of any proceeds of Curative Equity (and shall immediately apply the same to the payment of first to the Term Loan, the Capital Expenditure Loans, the Equipment Loan and the DDTLs (on a pro rata basis), second to the Revolver Loans (without reduction of the Revolver Commitment), and third to Cash Collateralize outstanding Letters of Credit, and finally to other Obligations) by any Borrower; provided that failure to notify the Agent thereof shall not affect the validity of any Curative Equity received by any Borrower or Holdings on or before the Cure Expiration Date; provided, further, that Agent may exercise remedies under Section 11.2 after the Cure Expiration Date if Agent has not received notice of the Curative Equity until the Agent is so notified.
(c)
The Curative Equity shall be treated on a dollar-for-dollar basis as Adjusted EBITDA or Liquidity, as applicable, of Holdings and the Borrowers for the applicable Fiscal Quarter in which the applicable Event of Default has occurred (and for any subsequent Test Period which includes such Fiscal Quarter) with no further action required by any party to this Agreement. Neither the Agent nor any Lender may take any action to foreclose on, or take possession of, the Collateral, accelerate any Obligations, terminate any Commitments or otherwise exercise any rights or remedies under Section 11.2 (or under any other Loan Document) or under any Applicable Laws on the basis of any actual or purported Financial Covenant Default until the date on which the Cure Expiration Date has occurred without the Curative Equity having been received by any Borrower or Holdings; provided that, during such time, no Lender shall be required to make any Loan hereunder and no L/C Issuer shall be required to issue any Letter of Credit hereunder. Upon receipt by any Borrower or Holdings of the Curative Equity, each applicable Financial Covenant shall be deemed to be satisfied and complied with as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply with such Financial Covenant and any Financial Covenant Default that would have occurred as a result of the failure to satisfy such Financial Covenant shall be deemed not to have occurred for purposes of the Loan Documents. In the event no Borrower or Holdings receives the Curative Equity on or before the Cure Expiration Date, an applicable Financial Covenant Default shall be deemed to have occurred and will continue unless waived in writing by the Required Lenders in accordance herewith.
(d)
Notwithstanding anything to the contrary contained in the foregoing or this Agreement, (i) Holdings’ and Borrowers’ rights under this

BN 78147568v17

Section 10.3.10.3.44 may be exercised not more than two times during the term of this Agreement; (ii) in each trailing four Fiscal Quarter period there shall be at least two Fiscal Quarters in respect of which no Curative Equity is made, (iii) the amount of any Curative Equity shall not exceed the amount required to cause Holdings and Borrowers to be in compliance with Financial Covenants, (iv) any Curative Equity will be disregarded for purposes of determining the availability of any baskets, pricing or other items governed by reference to Adjusted EBITDA contained in the loan documentation, and (v) no reduction in indebtedness with the proceeds of any Curative Equity shall be considered for purposes of recalculating compliance with the Financial Covenants for the initial quarter during such period. For the avoidance of doubt, Curative Equity which is applied to the calculation of one or more Financial Covenants set forth in Section 10.3 shall be considered a single instance of the exercise of the cure right set forth in this Section 10.3.4.
3.
WAIVER. Effective solely upon the satisfaction of each of the conditions precedent set forth in Section 4 below, Agent and the Required Lenders signatory hereto hereby waive the Existing Events of Default. The waiver contained in this Section 3 is a limited waiver and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (a) any Default or other Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than the specific purpose set forth herein, and (iv) shall not constitute a custom or course of dealing among the parties hereto.
4.
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective only upon satisfaction in full of the following conditions precedent:
4.1
Agent shall have received counterparts to this Amendment, duly executed by the Agent, Holdings, Borrowers, and Lenders constituting Required Lenders, as applicable.
4.2
Agent shall have received an Amendment Fee Letter, of even date herewith, duly executed by Borrower Agent, and containing terms and conditions satisfactory to Agent.
4.3
Agent shall have received such other documents as the Agent may reasonably request.
5.
COVENANT TO ENGAGE CONSULTANT. Prior to the 30th calendar day following the Effective Date, Holdings shall engage a third-party consultant reasonably acceptable to Agent for a period not ending prior to June 30, 2024. The scope of the engagement of such consultant shall include the review and assessment of (i) Borrowers’ business and operational plan, (ii) 13-Week Forecast, (iii) consideration of asset sale value, and (iv) Borrowers’ budget for Fiscal Year 2024.
6.
REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby affirms to Agent and the Lenders that all of Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by

BN 78147568v17

materiality) as of the Effective Date (except for any representations and warranties that expressly relate to an earlier date).
7.
LIMITED EFFECT. Except for the specific amendments and waivers contained in this Amendment, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect.
8.
RELEASE BY BORROWERS AND GUARANTOR. Borrowers and Guarantors (collectively, the “Obligors”), for themselves, and for their respective agents, servants, officers, directors, shareholders, members, employees, heirs, executors, administrators, agents, successors and assigns forever release and discharge Agent and Lenders and their agents, servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Obligors have, now have, or have acquired, individually or jointly, at any time prior to the date of the execution of this Amendment, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Obligors which:
8.1
Arise out of the Loan Documents;
8.2
Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or
8.3
Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Agent or any Lender or any party acting on behalf of Agent or any Lender committed or omitted prior to the date of this Amendment.

As further consideration for the above release, each Obligor specifically agrees, represents, and warrants that the matters released herein are not limited to matters which are known or disclosed, and such Obligor hereby waives any and all rights and benefits which it now has, or in the future may have, by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE LENDER OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Obligor is aware that it may later discover facts in addition to or different from those which it now knows or believes to be true with respect to the releases given herein, and that it is nevertheless such Obligor’s intention to settle, release, and discharge fully, finally, and forever all of these matters, known or unknown, suspected or unsuspected, which previously

BN 78147568v17

existed, now exist, or may exist. In furtherance of such intention, each Obligor specifically acknowledges and agrees that the releases given in this Amendment shall be and shall remain in effect as full and complete releases of the matters being released, notwithstanding the discovery or existence of any such additional or different facts and that such releases shall not be subject to termination or rescission by reason of any such additional or different facts.

9.
LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Amendment and each party executes this Amendment voluntarily, with full knowledge of its significance.
10.
GOVERNING LAW. This Amendment shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).
11.
COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

BN 78147568v17

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the Effective Date set forth above.

HOLDINGS:

VINTAGE WINE ESTATES, INC.,

a Nevada corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

BORROWERS:

VINTAGE WINE ESTATES, INC.,

a California corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

GROVE ACQUISITION, LLC,

a California limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

GIRARD WINERY LLC,

a California limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

MILDARA BLASS INC.,

a California corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Secretary and Treasurer

SPLINTER GROUP NAPA, LLC,

a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

SABOTAGE WINE COMPANY, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

VWE CAPTIVE, LLC,
a Nevada limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Manager

CALIFORNIA CIDER CO., INC.,

a California corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Vice President, Secretary and Treasurer

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

THAMES AMERICA TRADING COMPANY LTD.,

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Vice President, Secretary and Treasurer

VINESSE, LLC,
a California limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Manager

MEIER’S WINE CELLARS, INC.,
an Ohio corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

MEIER’S WINE CELLARS ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Secretary and Treasurer

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

AGENT:

BMO BANK N.A., as successor in interest to BANK OF THE WEST,

as Agent

By:	/s/ Darren Jung
Name:	Darren Jung
Title:	Vice President

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

LENDERS:

BMO BANK N.A., as successor in interest to BANK OF THE WEST, as a Lender

By:	/s/ Tracy Holmes
Name:	Tracy Holmes
Title:	Managing Director

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

RABO AGRIFINANCE LLC,
as a Lender

By:	/s/ Catherine M. Vyenielo
Name:	Catherine M. Vyenielo
Title:	SVP

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

AGCOUNTRY FARM CREDIT SERVICES, PCA,
as a Lender

By:	/s/ Lisa Caswell
Name:	Lisa Caswell
Title:	Vice President Capital Markets

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

COMPEER FINANCIAL PCA,

as a Lender

By:	/s/ Daniel J. Best
Name:	Daniel J. Best
Title:	Director, Capital Markets

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

HTLF BANK,

as a Lender

By:	/s/ Travis Moncada
Name:	Travis Moncada
Title:	SVP/SRM

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

COMERICA BANK,

as a Lender

By:	/s/ Chris Thomson
Name:	Chris Thomson
Title:	Senior Vice President

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

GREENSTONE FARM CREDIT SERVICES, ACA,

as a Lender

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	VP of Capital Markets Lending

GREENSTONE FARM CREDIT SERVICES, FLCA,

as a Lender

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	VP of Capital Markets Lending

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

FARM CREDIT MID-AMERICA, PCA,
as a Lender

By:	/s/ Tabatha Hamilton
Name:	Tabatha Hamilton
Title:	Vice President Food and Agribusiness

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

FARM CREDIT BANK OF TEXAS,
as a Lender

By:	/s/ Evelin Herrera
Name:	Evelin Herrera
Title:	Director

Amendment Number Four to Second Amended and Restated Loan and Security Agreement